UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 6, 2009

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 6, 2009, Stereotaxis, Inc. (the “Company”) issued a press release (the “Earnings Release”) setting forth its financial results for the second quarter of fiscal 2009. A copy of the Earnings Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, the Company announced certain changes in management effective November 15, 2009 and described in this Item 5.02.

(b) The Company announced that James M. Stolze, the Company’s Vice President and Chief Financial Officer, notified the Company on August 5, 2009 of his intention to step down from his office of Chief Financial Officer effective November 15, 2009 and retire from the Company effective as of December 31, 2009.

(c) The Company also announced that it had appointed Daniel J. Johnston, 51, as its new Chief Financial Officer, effective when Mr. Stolze steps down on November 15, 2009. Mr. Johnston will join the Company on September 1, 2009. The Company is not aware of any (i) family relationship between Mr. Johnston and any director or executive officer of the Company, or (ii) any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Johnston had, or will have, a direct or indirect material interest. Mr. Johnston’s business experience is contained in paragraph four of the Company’s Press Release, dated August 6, 2009 (the “Press Release”), which is attached hereto as Exhibit 99.2. Paragraph four of the Press Release is incorporated herein by reference.

The Company and Mr. Johnston have entered into an Offer of Employment and an Executive Employment Agreement (“Agreement”) effective as of September 1, 2009. In accordance with the terms of the Agreement, Mr. Johnston will be paid a base salary of $320,000 and will be eligible to participate in an annual cash bonus plan that will provide for a bonus opportunity equal to a target of 50% of, and to a maximum of 100% for overachievement of, his then-current base salary, subject to the achievement of Company objectives and performance goals established by the Company’s Board of Directors. Such bonus opportunity will be pro-rated for 2009. The Company has also agreed to pay Mr. Johnston a signing bonus of $20,000, grossed up for all applicable taxes, in the form of fully vested shares. In addition, upon the commencement of his employment, the Company agreed to grant to Mr. Johnston stock appreciation rights to purchase up to 175,000 shares of the Company’s stock, which shall vest over a period of four years and 25,000 performance-based restricted shares, which shall vest if certain performance criteria are met. The Company also agreed to issue an additional grant of 50,000 stock options in February 2010.

The Agreement is an at-will employment agreement. If Mr. Johnston is terminated without cause, he will be paid salary a continuance equal to his monthly base salary plus benefits for 18 months. Such payments will be offset by the amount of any compensation received during the severance period from the Company or from another employer or as an independent contractor. In addition, if Mr. Johnston’s employment is terminated in contemplation of or within a year of a change of control of Stereotaxis, he will be paid his monthly base salary plus benefits for a period of 18 months without offset for employment with another organization and 100% of his unvested options, stock appreciation rights and restricted shares will vest under the terms of the 2002 Stock Incentive Plan.

The Agreement provides that for the term of the Agreement and for two years thereafter, Mr. Johnston may not directly or indirectly become employed by or interested in any person or entity that is or intends to be in competition with the Company nor may he solicit any employee to leave the employment of the Company and/or work for a competitor.

Item 7.01.	Regulation FD Disclosure.

The management changes described in Item 5.02 above were described in the Press Release, which is attached hereto as Exhibit 99.2 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02, Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as indicated in Item 5.02(b) above or as otherwise expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Stereotaxis, Inc. Earnings Release dated August 6, 2009.

99.2	Stereotaxis, Inc. Press Release dated August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 6, 2009	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Stereotaxis, Inc. Earnings Release dated August 6, 2009.

99.2	Stereotaxis, Inc. Press Release dated August 6, 2009.

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